      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999
                                                    REGISTRATION NO. 333- ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                                  H.T.E., INC.

              -----------------------------------------------------

             (Exact name of registrant as specified in its charter)

          FLORIDA                                                       59-2133858
-------------------------------                                    ----------------------
(State or other jurisdiction of                                        (IRS Employer
incorporation or organization)                                     Identification Number)

                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746

              ----------------------------------------------------

                    (Address of Principal Executive Offices)

             H.T.E., INC. 1997 EMPLOYEE INCENTIVE COMPENSATION PLAN

                    ----------------------------------------

                            (Full title of the Plans)

                             -----------------------

                                DENNIS J. HARWARD
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  H.T.E., INC.
                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746

               --------------------------------------------------

                     (Name and address of agent for service)

                                 (407) 304-3235

          -------------------------------------------------------------

          (Telephone number, including area code, of agent for service)
                                    Copy to:

                             Sandra C. Gordon, Esq.
                             Greenberg Traurig, P.A.
                       111 North Orange Avenue, 20th Floor
                             Orlando, Florida 32801
                                 (407) 420-1000

                               -------------------

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed maximum           Proposed
    Title of securities           Amount to be         offering price       maximum aggregate         Amount of
      to be registered           registered(1)          per share (2)       offering price (1)     registration fee
Common stock,                      1,000,000
   $.01 par value                    shares              $  3.82              $  3,820,000           $  1,061.96

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issued pursuant to the anti-dilution provisions of the 1997 Employee Incentive Compensation Plan.
(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low sale price of the Common Stock as of the close of business on June 28, 1999.

         This Registration Statement on Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended, 1,000,000 additional shares of the Common Stock of H.T.E., Inc., a Florida corporation (the "Company"), issuable pursuant to the Company's 1997 Employee Incentive Compensation Plan, as amended (formerly known as the 1997 Executive Incentive Compensation Plan). The contents of the Registration Statement on Form S-8, File No. 333-34109, previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof.

         On June 14, 1999, the Company's Board of Directors, by resolution, changed the name of the 1997 Executive Incentive Compensation Plan to the 1997 Employee Incentive Compensation Plan.

         The Company hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998;
         (b) the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1999;
         (c)      the Company's current report on Form 8-K dated January 14,
                  1999; and
         (d) the Company's Proxy Statement dated April 7, 1999 relating to the Annual Meeting of Stockholders held on May 12, 1999.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

          EXHIBIT
          NUMBER                            DESCRIPTION
          ------                            -----------
            4.1            1997 Employee Incentive Compensation Plan, as amended


            5.1            Opinion of Greenberg, Traurig, P.A.

           23.1 Consent of Greenberg, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

           23.2            Consent of Arthur Andersen LLP

           23.3            Consent of PricewaterhouseCoopers, LLP

           24.1 Power of Attorney is included in the Signatures section of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida on June 28, 1999.


                                             H.T.E.

                                             By: /s/ Dennis J. Harward
                                                --------------------------------
                                                   Dennis J. Harward
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Harward and Susan D. Falotico, and each of them, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and to sign any additional Registration Statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                    DATE
               ---------                                   -----                                    ----
/s/ Dennis J. Harward                       Chairman of the Board, President, Chief            June 28, 1999
---------------------------------------     Executive Officer and Director
Dennis J. Harward                           (principal executive officer)

/s/ Jack L. Harward                         Executive Vice President and Director              June 28, 1999
---------------------------------------
Jack L. Harward

/s/ Susan D. Falotico                       Vice President, Chief Financial Officer            June 28, 1999
---------------------------------------     (principal financial officer)
Susan D. Falotico

                                            Director                                           June __, 1999
---------------------------------------
Bernard B. Markey

                                            Director                                           June __, 1999
---------------------------------------
Edward A. Moses

/s/ O.F. Ramos                              Director                                           June 28, 1999
---------------------------------------
O.F. Ramos